SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[ ] Definitive Information Statement

NEWGIOCO GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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NEWGIOCO GROUP, INC.

130 Adelaide St. W. Suite 701

TORONTO, ONTARIO M5H 2K4

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Stockholders of NEWGIOCO GROUP, INC.:

The accompanying Information Statement is being furnished to the holders (“Stockholders”) of shares of the common stock, par value $0.0001 per share (“Common Stock”), of NEWGIOCO GROUP, INC., a Delaware corporation (the “Company” or “Newgioco”). The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that on May 23, 2018, the Company received written consent in lieu of a meeting of Stockholders (the “Written Consent”) from holders of shares of voting securities representing approximately 72.6% of the total issued and outstanding shares of voting stock of the Company and a unanimous written consent of the Board to approve the following:

•	to adopt, at the Board’s discretion, a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to increase the Company’s authorized capital stock from 100,000,000 shares to 180,000,000 shares, such that the capital stock of the Company will consist of 160,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Increase in Authorized Shares”).

The Increase in Authorized Shares (the “Amendment” or “Action”) is more fully described in the accompanying Information Statement. The Written Consent was in accordance with the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power of the Company’s stockholders to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission thereunder, solely for the purpose of informing our Stockholders of the Action taken by the Written Consent before they become effective.

We are furnishing this Information Statement to Stockholders in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Amendment.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Amendment can be filed with the Secretary of State of the State of Delaware and become effective is twenty (20) calendar days after this Information Statement is first sent or given to the Stockholders. A form of the Amendment is attached to this Information Statement as Annex A.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT [●], 2018. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Michele Ciavarella
Michele Ciavarella Chairman of the Board of Directors Chief Executive Officer

May [●], 2018

NEWGIOCO GROUP, INC.

130 Adelaide St. W. Suite 701

TORONTO, ONTARIO M5H 2K4

INFORMATION STATEMENT

May [●], 2018

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to NEWGIOCO GROUP, INC., a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is being furnished by the Board of Directors of the Company (the “Board”), to inform the holders (“Stockholders”) of common stock, par value $0.0001 per share (the “Common Stock”), as of May 23, 2018, of action already approved by written consent (the “Written Consent”) of holders of shares of voting securities representing approximately 72.6% of the total issued and outstanding shares of voting stock of the Company on May 23, 2018.

Action by Written Consent

The following Action was approved by holders of shares of voting securities representing approximately 72.6% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent, in lieu of a special meeting:

•	to adopt, at the Board’s discretion, a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to increase the Company’s authorized capital stock from 100,000,000 shares to 180,000,000 shares, such that the capital stock of the Company will consist of 160,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Increase in Authorized Shares”).

This Information Statement is being furnished to all of our Stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our Stockholders of the Action taken by the Written Consent before they become effective.

The Board has fixed the close of business on May 23, 2018, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement. This Information Statement will be mailed on or about [●], 2018 to Stockholders of Record as of the Record Date.

Pursuant to the Written Consent, holders of shares of voting securities representing approximately 72.6% of the total issued and outstanding shares of voting stock of the Company approved the Increase in Authorized Shares and the Change in Par Value.

The Action was unanimously approved by our Board on May 23, 2018.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the holders of shares of voting securities representing approximately 72.6% of the total issued and outstanding shares of voting stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ABOUT THIS INFORMATION STATEMENT

What is the Purpose of the Information Statement?

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

This Information Statement is being furnished to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, to notify our Stockholders of certain corporate Action taken by the holders of shares of voting securities representing approximately 72.6% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of shares of voting securities representing approximately 72.6% of the total issued and outstanding shares of voting stock of the Company to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date is entitled to notice of the Action to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

As of the Record Date, there were 74,254,746 shares of our Common Stock issued and outstanding, and no Preferred Stock issued.

The affirmative vote of a majority of the voting power of the shares of Voting Stock outstanding on May 23, 2018 is required for approval of the Amendment. Accordingly, the total aggregate amount of shares entitled to vote regarding the approval of the Action is 74,254,746. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 37,127,374 votes, are required to approve the Action by written consent. The Majority Stockholders, which hold in the aggregate 53,647,642 shares entitled to vote (and therefore having 72.6% of the total voting power of all outstanding voting capital), have voted in favor of the Action thereby satisfying the requirement that at least a majority of the voting equity vote in favor of a corporate action by written consent. Therefore, no other stockholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither the DGCL nor our Certificate of Incorporation or bylaws provide our Stockholders with appraisal rights in connection with any of the Action discussed in this Information Statement.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Stockholders.

AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 180,000,000 SHARES OF COMMON STOCK

The Company’s Certificate of Incorporation authorized the issuance of 80,000,000 shares of common stock, par value of $0.0001 per share, and 20,000,000 shares of preferred stock, par value of $0.0001 per share. On May 23, 2018, the Board approved the Increase in Authorized Shares, which is attached hereto as Exhibit A, to increase the Company’s authorized capital stock from 100,000,000 shares to 180,000,000 shares, such that the capital stock of the Company will consist of 160,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share.

The Company’s management, at its discretion, plans to file the Increase in Authorized Shares with the Secretary of State of Delaware. The increase in our authorized Common Stock will become effective on the date of filing.

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Certificate in authorizing One Hundred and Eighty Million (180,000,000) shares of capital stock is to facilitate existing and future financing agreements, if any, which often include the requirement to provide a sufficient reserve of common shares in excess of shares currently issuable under the financing agreements, which enables the Company to continue its current business operations.

On May 23, 2018, our Majority Stockholders and our Board approved a resolution to file the Increase in Authorized Shares to increase the authorized number of shares of our capital stock from 100,000,000 shares to 180,000,000 shares, such that the capital stock of the Company will consist of 160,000,000 shares of Common Stock and 20,000,000 shares of preferred stock.  The rationale for the increase in authorized shares is primarily related to the need to provide contractual reserves supporting a reserve requirement on convertible debentures and warrants, calculated on the amount of debt on an as-converted or exercised basis.  The Company has issued approximately two million four hundred thousand dollars ($2,400,000) in 2018.  Currently outstanding convertible debt is convertible into approximately 4,759,418 shares of Common Stock and outstanding warrants may be exercised to purchase approximately 1,198,625 as of May 23, 2018.  Therefore, the reserve requirement is approximately 5,958,043 shares of Common Stock for existing debentures and up to an additional 1,198,625 if all warrants are exercised.  As set forth below, our outstanding number of shares of Common Stock together with our share reserve under our equity incentive plan exceeds our authorized number of shares of Common Stock.  Therefore, we currently have an insufficient number of authorized shares of Common Stock available for future issuance.  In fact, more shares are potentially issuable upon conversion of our convertible debt than we currently have authorized.

The Board expects the Company to file the Increase in Authorized Shares twenty (20) calendar days after this Information Statement is first sent or given to the Stockholders.

A copy of the Increase in Authorized Shares is attached to this information statement as Annex A.

As of the Record Date, our capitalization was as follows:

•	Shares of our Common Stock authorized for issuance: 80,000,000
•	Shares of our Common Stock issued and outstanding as of the Record Date: 74,254,746
•	Shares of our Common Stock reserved under our equity incentive plan: 6,000,000
•	Shares of our Common Stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $0.50 per share: 1,198,625

•	Shares of our Common Stock held in reserve for convertible debentures*: 23,509,418
•	Total number of shares available for issuance as of the Record Date: -6,212,789

* The total reflects currently reserved shares held for future conversions of existing convertible debentures.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future including convertible debentures. If and when we do determine to pursue an additional financing or business transactions, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of Common Stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transactions.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future and, therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of Common Stock, may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of Common Stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue Common Stock in connection with the activities described above or otherwise.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our Common Stock. Current holders of Common Stock do not have preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

No Dissenters’ Rights

Under the DGCL, the Company’s Stockholders are not entitled to dissenters’ rights with respect to the Increase in Authorized Shares, and the Company will not independently provide Stockholders with any such right.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “General Information - Action by Written Consent,” the Board and Majority Stockholders of the Company further approved the Action. None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any matter described in this Information Statement, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth below in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

OUTSTANDING VOTING SECURITIES

As of the Record Date related to the Written Consent, the Company had 74,254,746 shares of Common Stock issued and outstanding, and no Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On May 23, 2018, the holders of 72.6% of the voting rights, equivalent to 53,647,462 voting shares, executed and delivered to the Company the Written Consent approving the Action set forth herein. Since the Action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our Common Stock as of May 23, 2018 by:

Name and Address of Owner	Shares Beneficially	Percent
	Owned	Owned

Gold Street Capital Corp(1)	34,884,240	46.98%
55 Mary Street, Zephyr House
Georgetown, Grand Cayman

Alessandro Marcelli, President	5,000,000	6.73%
Roma, Via Tuscolana, 72

Beniamino Gianfelici, VP Regulatory Affairs	3,000,000	4.04%
Roma, Via Mario Chiri 3

Luca Pasquini, CTO	5,077,822	6.84%
Amraserstrasse 79,
Innsbruck, Tirol, Austria 6020

Gabriele Peroni, VP Business Dev.	5,035,800	6.78%
Via Piemonte 27, Sant’Egidio alla Vibrata
Teramo, Italia 64016

Franco Salvagni, VP Retail Operations	649,600	*
Livorno, Italy

Mississaugas of the New Credit First Nation	5,338,000	7.2%
2789 Mississauga Road RR#6, Hagersville, Ontario

Robert Stabile, Independent Director	0	0%
Toronto, Ontario

Quirino Mancini, Independent Director	0	0%
Rome, Italy

Stefano Giorgi, Independent Director	0	0%
Rome, Italy

Total Officers and Directors as a group	18,963,222	25.53%

*		less than 1%

(1) Gold Street Capital Corp is a company owned by Gilda Ciavarella, the spouse of our Chairman and CEO, Michele Ciavarella. Michele Ciavarella disclaims any beneficial ownership over the shares of the Company held by Gold Street Capital Corp.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to the table above and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown opposite such person’s name. The percentage of beneficial ownership is based on 74,254,746 shares of our Common Stock outstanding as of the Record Date. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o Newgioco Group, Inc., 130 Adelaide St. W. Suite 701, Toronto, Ontario M5H 2K4. The named executive officers and directors have the right to 18,763,222 votes. The percentage of voting rights in the table above assumes that all shares held by directors and named officers are voted in any instance requiring stockholder vote.

The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person’s beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person’s beneficial ownership amount.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to c/o Newgioco Group, Inc., 130 Adelaide St. W. Suite 701, Toronto,

Ontario M5H 2K4. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address or calling Cinzia Lagrotteria at 416.593.5555.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates," "intends," "believes," "will," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or Form 8-K/A and other information with the SEC.

Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company's board of directors recommended approval of the Amendment to the Voting Shareholders.

By Order of the Board of Directors

/s/ Michele Ciavarella

Michele Ciavarella

Chairman of the Board of Directors

Chief Executive Officer

May [●], 2018

Annex A

FORM OF CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF NEWGIOCO GROUP, INC.

NEWGIOCO GROUP, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors, does hereby certify that:

1. The name of the corporation (hereinafter called the “Corporation”) is Newgioco Group, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 26, 1998.

2. The Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment (the “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The amendment amends the Certificate of Incorporation as follows:

Fourth is hereby amended by deleting the first paragraph of Article Fourth and replacing such paragraph with the following paragraph:

“The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 180,000,000 shares, consisting of 160,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001. (the “Preferred Stock”)”;

3. The Certificate of Amendment has been duly adopted by the corporation’s Board of Directors and by the stockholders in accordance with Section 242 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

4. This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time.

NOW, THEREFORE, the Corporation has caused this Certificate of Amendment to be signed this _______ day of ___________________, 2018.

NEWGIOCO GROUP, INC.

By: /s/ Michele Ciavarella

Michele Ciavarella

Secretary